Exhibit 4.3 SECOND AMENDMENT TO INTERCREDITOR AGREEMENT THIS SECOND AMENDMENT TO INTERCREDITOR AGREEMENT, dated as of November 22, 2013 (this “Amendment”), amends that certain Intercreditor Agreement, dated as of August 31, 2010, as amended by the First Amendment to Intercreditor Agreement, dated as of March 22, 2013 (as amended to date and as further amended, restated, supplemented or otherwise modified from time to time, including as amended hereby, the “Intercreditor Agreement”), by and among Bank of America, N.A. (“BofA”), as successor in interest to JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, with its successors and assigns, and as more specifically defined in the Intercreditor Agreement, the “ABL Representative”) for the ABL Secured Parties (as defined in the Intercreditor Agreement), U.S. Bank National Association (“U.S. Bank”), as trustee and noteholder collateral agent for the Senior Notes Secured Parties (as defined below) (in such capacities, with its successors and assigns, and as more specifically defined in the Intercreditor Agreement, the “Notes Representative” and, together with the ABL Representative, the “Representatives”), U.S. Concrete, Inc., a Delaware corporation (the “Borrower”), and each of the other Loan Parties (as defined in the Intercreditor Agreement). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Intercreditor Agreement. WHEREAS, the Borrower is issuing 8.500%% Senior Secured Notes due 2018 (the “Senior Notes”) in an offering described in the offering memorandum dated as of November 19, 2013 (the “Refinancing”), the net cash proceeds of which will be used in part to redeem and repay in full the $61,112,520 aggregate principal amount of the Borrower’s outstanding 9.5% Senior Secured Notes due 2015 (the “2015 Existing Notes”). WHEREAS, the 2015 Existing Notes were issued pursuant to that certain Indenture, dated as of March 22, 2013, by and among the Borrower, as issuer, the subsidiaries of the Borrower party thereto as guarantors, and U.S. Bank, as trustee and noteholder collateral agent for the 2015 Existing Notes Parties (as defined below) (as amended or supplemented, the “2015 Existing Notes Indenture”). WHEREAS, the Senior Notes are being issued pursuant to an Indenture, to be dated as of the date hereof and effective as of the Second Amendment Effective Time (as defined below), by and among the Borrower, as issuer, the subsidiaries of the Borrower party thereto as guarantors, and the Notes Representative, as trustee and noteholder collateral agent (as amended or supplemented from time to time, the “Senior Notes Indenture”). As of the Second Amendment Effective Time, $200,000,000 aggregate principal amount of the Senior Notes will be issued. The Borrower may issue an unlimited principal amount of additional Senior Notes under the Senior Notes Indenture, subject to the satisfaction of certain conditions set forth in the Senior Notes Indenture. WHEREAS, in connection with the Refinancing and effective as of the Second Amendment Effective Time, the 2015 Existing Notes Indenture is being discharged, all obligations owing thereunder are being repaid in full and all of the Liens on the collateral securing the 2015 Existing Notes and the related guarantees under the 2015 Existing Notes Indenture and the related security documents are being released. WHEREAS, the Borrower is a party to that certain Loan and Security Agreement, dated as of August 31, 2012, as amended as of March 28, 2013, and as amended and restated as of October 29, 2013, among the Borrower, the other Loan Parties, the lenders from time to time parties thereto, and BofA as agent for such lenders (as such may be amended, supplemented, amended and restated or otherwise modified from time to time, the “2013 Loan Agreement”). WHEREAS, the Loan Parties have requested that the Representatives agree to amend certain provisions of the Intercreditor Agreement and the Representatives have agreed to do so, in each case on the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the premises and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows: SECTION 1 ACKNOWLEDGEMENT AND AGREEMENT WITH RESPECT TO REFINANCINGS 1.1 The parties hereto hereby acknowledge and agree that, notwithstanding anything to the contrary in the Intercreditor Agreement or any other Loan Document, (i) the 2013 Loan Agreement is an “ABL Agreement” for all purposes under the Intercreditor Agreement, and, as of the date hereof, is the only “ABL Agreement” in existence for purposes of the Intercreditor Agreement, and (ii) BofA is the “ABL Representative” for all purposes under the Intercreditor Agreement. 1.2 The parties hereto hereby acknowledge and agree that, as of the Second Amendment Effective Time, notwithstanding anything to the contrary in the Intercreditor Agreement or any other Loan Document, (i) the Senior Notes Indenture constitutes a “Replacement Indenture” and an “Indenture” for all purposes under the Intercreditor Agreement, (ii) upon the consummation of the Refinancing, the 2015 Existing Notes Indenture no longer constitutes the “Existing Indenture” or an “Indenture” for any purpose under the Intercreditor Agreement, (iii) the Senior Notes Indenture constitutes the only “Indenture” in existence for purposes of the Intercreditor Agreement, and (iv) U.S. Bank, as trustee and noteholder collateral agent for the “Holders” and the other “Noteholder Secured Parties,” as such terms are defined in the Senior Notes Indenture (collectively, the “Senior Notes Secured Parties”), is the “Notes Representative” for all purposes under the Intercreditor Agreement. 1.3 The parties hereto hereby acknowledge and agree that, effective as the Second Amendment Effective Time, notwithstanding anything to the contrary in the Intercreditor Agreement or any other Loan Document, (i) the “Holders” and the other “Noteholder Secured Parties,” as such terms are defined in the 2015 Existing Notes

Indenture (collectively, the “2015 Existing Notes Parties”), shall no longer constitute “Notes Creditors” or “Notes Secured Parties” under the Intercreditor Agreement, and shall no longer be beneficiaries of the Intercreditor Agreement and the Security Documents, (ii) the 2015 Existing Notes and the 2015 Existing Notes Indenture shall no longer constitute “Notes Documents” under the Intercreditor Agreement, (iii) the principal of and interest and premium on all indebtedness under the 2015 Existing Notes and the 2015 Existing Notes Indenture, if any, and all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the 2015 Existing Notes or the 2015 Existing Notes Indenture, if any, shall no longer constitute “Notes Obligations” under the Intercreditor Agreement, and (iv) all agreements and other documents entered into in connection with the 2015 Existing Notes Indenture that constituted “Notes Security Documents” (as defined in the Intercreditor Agreement) no longer constitute “Notes Security Documents”, and the “Security Documents” (as defined in the Senior Notes Indenture) now constitute the “Notes Security Documents” (as defined in the Intercreditor Agreement). SECTION 2 AMENDMENTS TO INTERCREDITOR AGREEMENT 2.1 The second recital following the preamble to the Intercreditor Agreement is hereby amended and restated in its entirety as follows: “WHEREAS, Borrower and U.S. Bank National Association are parties to the Indenture dated as of March 22, 2013 (the “Existing Indenture”), pursuant to which Borrower issued its 9.5% Senior Secured Notes due 2015 (the “Existing Notes”) to certain financial institutions and other entities, in exchange for up to all of Borrower’s 9.5% Convertible Notes due 2015, and such Existing Notes are guaranteed by the Loan Parties (other than the Borrower);” 2.2 Section 1.2 of the Intercreditor Agreement is hereby amended by amending and restating the final sentence of the definition of the term “ABL Obligations” as follows: “Notwithstanding the foregoing or any other provision of this Agreement, if the sum of the ABL Obligations consisting of, without duplication, (i) the principal amount of loans under the ABL Agreement and the other ABL Documents, or under any ABL DIP Financing, and (ii) the aggregate face amount of all outstanding letters of credit issued or deemed issued under, or otherwise secured under, the ABL Agreement and the other ABL Documents, or under any ABL DIP Financing (all such ABL Obligations described in clauses (i) and (ii) above being collectively referred to herein as the “Capped ABL Obligations”), exceeds an amount equal to the greater of (X) $192,500,000 and (Y) the Senior Notes Indenture Borrowing Base (the “ABL Cap Amount”), then the portion of the Capped ABL Obligations exceeding the ABL Cap Amount (such portion being referred to herein as the “ABL Excess Amount”), and all interest, premiums, reimbursement obligations and other amounts in respect of such ABL Excess

Amount, shall be secured by the ABL Security Documents but shall not constitute “ABL Obligations” for all purposes of this Agreement.” 2.3 Section 1.2 of the Intercreditor Agreement is hereby amended by amending and restating the definition of the term “Indenture” as follows: “Indenture” means the collective reference to (a) (i) prior to the Second Amendment Effective Time, the Existing Indenture and (ii) from and after the Second Amendment Effective Time, the Senior Notes Indenture (as defined in the Second Amendment), (b) any Additional Indenture and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Indenture described in clause (a) above, any Additional Indenture or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an Indenture hereunder (a “Replacement Indenture”). Any reference to the Indenture hereunder shall be deemed a reference to any Indenture then extant.” 2.4 Section 1.2 of the Intercreditor Agreement is hereby amended by amending and restating the definition of the term “Notes” as follows: “‘Notes’ means (i) prior to the Second Amendment Effective Time, the Existing Notes and (ii) from and after the Second Amendment Effective Time, the Senior Notes (as defined in the Second Amendment).” 2.5 Section 1.2 of the Intercreditor Agreement is hereby amended by adding therein the following definitions in proper alphabetical order: “‘Second Amendment’ means the Second Amendment, dated as of November 22, 2013, to this Agreement.” “‘Second Amendment Effective Time’ means the Second Amendment Effective Time, as defined in the Second Amendment.” “Senior Notes Indenture Borrowing Base’ means the “Borrowing Base” as such term is defined as of the Second Amendment Effective Time in the Senior Notes Indenture.” 2.6 Section 4.1(d) of the Intercreditor Agreement is hereby amended by deleting all references to “Term Loan” therein and replacing such references with “Notes”. 2.7 The Intercreditor Agreement is hereby further amended, mutatis mutandis, as appropriate to implement the acknowledgements and agreements set forth in Section 1 of this Amendment.

SECTION 3 AMENDMENTS TO ABL AGREEMENT 3.1 Subject to the terms of this Amendment, including Sections 1.2, 1.3, 3.2 and 3.3 hereof, each of the Loan Parties hereby (i) consents to the Refinancing, this Amendment, and the transactions contemplated hereby and thereby, (ii) confirms its respective guarantees, pledges, grants of security interests and liens, acknowledgments, obligations and consents under the ABL Security Documents to which it is a party and agrees that, notwithstanding the consummation of the Refinancing, the effectiveness of this Amendment and the consummation of the transactions contemplated hereby and thereby, such guarantees, pledges, grants of security interests and liens, acknowledgments, obligations and consents shall continue to be in full force and effect, and (iii) ratifies and confirms the ABL Security Documents to which it is a party. 3.2 Section 1.1 of the ABL Agreement is hereby amended by deleting clause (vii) of the definition of “Excluded Property” in its entirety and the immediately preceding word “and,” and replacing them with the following: “(vii) Equity Interests of any Subsidiary of US Concrete and (viii) the Real Estate listed on Schedule 10.2.5” 3.3 Section 7.1 of the ABL Agreement is hereby amended by deleting clause (l) thereof and redesignating the clauses thereafter in the proper alphabetical order. SECTION 4 EFFECTIVENESS 4.1 This Amendment shall become effective immediately upon the effectiveness of the Refinancing (the “Second Amendment Effective Time”). SECTION 5 MISCELLANEOUS 5.1 This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. 5.2 THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION. 5.3 All references in the Intercreditor Agreement to “this Agreement”, “hereof”, “herein”, and similar terms shall mean and refer to the Intercreditor Agreement, as amended and modified by this Amendment, and all references in other Loan Documents to “the Intercreditor Agreement” shall mean such agreement as amended and modified by this Amendment. This Amendment shall be deemed to be a Loan Document. 5.4 The Intercreditor Agreement, as amended hereby, is hereby ratified and confirmed and, except as amended hereby, remains in full force and effect. 5.5 The ABL Representative hereby represents and warrants that it has obtained all necessary consents of the ABL Secured Parties to this Amendment. {Signature Pages Follow}

WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the Second Amendment Effective Time. BORROWER: U.S. CONCRETE, INC. By: /s/ William M. Brown Name: William M. Brown Title: Senior Vice President and Chief Financial Officer

ABL REPRESENTATIVE: BANK OF AMERICA, N.A. By: /s/ Hance VanBeber Name: Hance VanBeber Title: Senior Vice President

NOTES REPRESENTATIVE: U.S. BANK NATIONAL ASSOCIATION By: /s/ Wally Jones Name: Wally Jones Title: Vice President

OTHER LOAN PARTIES: ALBERTA INVESTMENTS, INC. ALLIANCE HAULERS, INC. ATLAS REDI-MIX, LLC ATLAS-TUCK CONCRETE, INC. BEALL CONCRETE ENTERPRISES, LLC BEALL INDUSTRIES, INC. BEALL INVESTMENT CORPORATION, INC. BEALL MANAGEMENT, INC. EASTERN CONCRETE MATERIALS, INC. HAMBURG QUARRY LIMITED LIABILITY COMPANY REDI-MIX CONCRETE, L.P. REDI-MIX GP, LLC REDI-MIX, LLC U.S. CONCRETE ON-SITE, INC. USC PAYROLL, INC. By: __/s/ Kevin R. Kohutek_____________ Name: Kevin R. Kohutek Title: President AMERICAN CONCRETE PRODUCTS, INC. BODE CONCRETE LLC BODE GRAVEL CO. BRECKENRIDGE READY MIX, INC. CENTRAL CONCRETE SUPPLY CO., INC. CENTRAL PRECAST CONCRETE, INC. INGRAM CONCRETE, LLC KURTZ GRAVEL COMPANY LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC MASTER MIX CONCRETE, LLC MASTER MIX, LLC MG, LLC NYC CONCRETE MATERIALS, LLC PEBBLE LANE ASSOCIATES, LLC RIVERSIDE MATERIALS, LLC SAN DIEGO PRECAST CONCRETE, INC.

SIERRA PRECAST, INC. SMITH PRE-CAST, INC. SUPERIOR CONCRETE MATERIALS, INC. TITAN CONCRETE INDUSTRIES, INC. USC ATLANTIC, INC. By: __/s/ Kevin R. Kohutek_____________ Name: Kevin R. Kohutek Title: Vice President CONCRETE ACQUISITION IV, LLC CONCRETE ACQUISITION V, LLC CONCRETE ACQUISITION VI, LLC CONCRETE XXXIV ACQUISITION, INC. CONCRETE XXXV ACQUISITION, INC. CONCRETE XXXVI ACQUISITION, INC. U.S. CONCRETE TEXAS HOLDINGS, INC. USC MANAGEMENT CO., LLC USC TECHNOLOGIES, INC. By: __/s/ Kevin R. Kohutek_____________ Name: Kevin R. Kohutek Title: Treasurer